Exhibit 99.1

Contact:

Teresa F. Sparks

Chief Financial Officer

615-234-5900

SYMBION ANNOUNCES CLOSING OF $350 MILLION SENIOR SECURED NOTES OFFERING IN CONNECTION WITH REFINANCING

Nashville, Tennessee (June 14, 2011) — Symbion, Inc. (the “Company”), an owner and operator of short stay surgical facilities, today announced the closing of its offering of $350 million aggregate principal amount of 8.00% senior secured notes due 2016 (the “Notes”) at a price of 98.492%.  The Notes were sold in a private placement.

Symbion’s obligations under the Notes are guaranteed by substantially all of the Company’s existing and future material wholly owned domestic restricted subsidiaries.  The Notes and guarantees are secured by first-priority liens on substantially all of the Company’s and the guarantors’ existing and future property and assets, subject to certain exceptions.

Symbion used the net proceeds from the sale of the Notes, together with cash on its balance sheet, to repay in full all outstanding borrowings under its $350 million existing senior secured credit facilities and to repurchase $70.8 million aggregate principal amount of its 11.00%/11.75% senior PIK toggle notes due August 23, 2015 (the “PIK toggle notes”), at par plus accrued and unpaid interest, from certain holders of PIK toggle notes.  Simultaneously with the closing of the Notes offering, the Company entered into a new $50 million senior secured super-priority revolving credit facility and issued $88.5 million aggregate principal amount of its 8.00% senior PIK exchangeable notes due 2017 (the “PIK exchangeable notes”) to certain holders of its PIK toggle notes in exchange for $85.4 million aggregate principal amount of its PIK toggle notes, at par plus accrued and unpaid interest.  The PIK exchangeable notes are exchangeable into shares of common stock of Symbion Holdings Corporation, the Company’s parent company.

The Notes have not been registered under the Securities Act of 1933, as amended.  The Notes may not be offered or sold within the United States or to U.S. persons, except to “qualified institutional buyers” in reliance on the exemption from registration provided by Rule 144A and to certain persons in offshore transactions in reliance on Regulation S.  This announcement does not constitute an offer to sell or the solicitation of an offer to buy Notes in any jurisdiction in which such an offer or sale would be unlawful.

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About Symbion

Symbion, Inc., headquartered in Nashville, Tennessee, owns and operates a network of short stay surgical facilities that provide non-emergency surgical procedures across many specialties.  At March 31, 2011, Symbion owned and operated 54 surgical facilities and managed eight additional facilities in 27 states.

Forward Looking Statements

This press release contains forward-looking statements based on the Company’s current expectations, estimates and assumptions about future events.  All statements other than statements of current or historical fact contained in this press release, including statements regarding the Company’s future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements.  The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” and similar expressions are generally intended to identify forward-looking statements.

These forward-looking statements involve various risks and uncertainties, some of which are beyond the Company’s control.  Any or all of the Company’s forward-looking statements in this press release may turn out to be wrong.  The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs.  They can be affected by inaccurate assumptions the Company might make or by known or unknown risks, uncertainties and assumptions, including the risks, uncertainties and assumptions described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and the Company’s other filings with the Securities and Exchange Commission.

In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.  The Company’s forward-looking statements speak only as of the date made.  Other than as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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